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                                                                    EXHIBIT 99.2
                           SECURITYHOLDERS AGREEMENT



August 15, 1996



McLeod, Inc.
3rd Avenue SE
Suite 500
Cedar Rapids, Iowa  52401
Attn: Stephen C. Gray


         Re: Agreement of Securityholders Concerning Voting and Transfer of Securities of Telecom*USA Publishing Group, Inc. (the "Company")

          Each of the undersigned, a securityholder of the Company, understands that you and the Company are prepared to enter into an Agreement and Plan of Reorganization dated as of August 15, 1996 (the "Agreement") calling for the merger ("Merger") of your wholly owned subsidiary ("Sub") with and into the Company, but that you have conditioned your willingness to proceed with the Agreement upon your receipt from each of the undersigned of assurances satisfactory to you of each of the undersigned's support of and commitment to the Merger on the terms set forth in the Agreement.

          For valid consideration, the receipt and sufficiency of which is hereby acknowledged, and to evidence such commitment and induce you to enter into the Agreement, each of the undersigned, in its capacity solely as a securityholder of the Company, hereby severally but not jointly, represents and warrants to you and agrees with you as follows:

          1. Defined Terms. Capitalized terms not defined herein are used as defined in the Agreement.

          2. Voting. Until November 30, 1996, or if the Agreement is extended in accordance with its terms or by mutual written agreement of the parties thereto, such extended date, each of the undersigned (a) will vote or cause to be voted all shares of capital stock of the Company owned of record of beneficially or held in any capacity by or under the control of any of the undersigned and entitled to vote in favor of the Merger and transactions contemplated by the Agreement and against any inconsistent actions, proposals or transactions, and (b) will not claim or exercise any dissenter or appraisal rights with respect to the Merger.

          3. Ownership. As of the date of this letter agreement, each of the undersigned's only ownership of, or interest in, capital stock of the Company, including stock





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options and other securities convertible into or exchangeable for capital stock of the Company (the "Securities"), consists solely of the interests described in Schedule 1 hereto (including, if applicable, a notation of any pledges of, or liens or other encumbrances on, the Securities).

          4. Exclusive Dealing; Restriction on Transfer. Until November 30, 1996, or if the Agreement is extended in accordance with its terms or by mutual written agreement of the parties thereto, such extended date, each of the undersigned, except as required by the Merger or as otherwise contemplated by the Agreement, will not sell, transfer, pledge or otherwise dispose of any of the Securities or any interest therein or agree to sell, transfer, pledge or otherwise dispose of any of the Securities or any interest therein or solicit offers to do or entertain discussions or negotiate to do any of the foregoing, without your express written consent.

          5. Compliance. By its execution of this letter agreement, the Company acknowledges the foregoing restrictions on transfer and agrees to use its best efforts to ensure compliance with such restrictions, including, without limitation, by refusing to register any such transfer of Securities in the stock ledger of the Company.

          6. Pre- and Post-Merger Sale Restrictions; Other Conditions. To the extent applicable to any Securities held of record or beneficially by the undersigned securityholder, each such undersigned securityholder agrees to the terms and conditions contemplated by Sections 5.3 (North Star Shareholder Meeting), 5.4 (No Other Bids), 6.8 (Investment Agreement), 6.9 (Best Efforts on Warrants and Convertible Debentures) and 8.2 (Exchange of Certificates) of the Agreement, and each of the undersigned securityholders will execute such further agreements, documents and instruments and take such further actions including those contemplated by the foregoing Sections of the Agreement as you may reasonably request to implement this letter agreement.

          7. Waiver of Rights; Termination of Agreements. To the extent applicable to any Securities held of record or beneficially by the undersigned securityholders, each such undersigned securityholder hereby irrevocably waives any and all rights of first refusal and other similar rights, advance notice rights, election rights and other similar rights, and contractual and other pre-emptive rights and other rights of any nature whatsoever, which would be in conflict with or variance from or which would otherwise be required or called for in order to effect the treatment of the Securities as contemplated by the merger and the other transactions contemplated under the Agreement and this letter agreement. The Company, McLeod, Inc., Sub and their respective outside accountants, counsel and financial advisors shall be entitled to rely upon the waivers set forth in this Paragraph 7 for the purposes of consummating the Merger and the other transactions contemplated by the Agreement.




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          8.     Successors and Assigns; Remedies.  Upon your execution of this letter agreement, this letter agreement will mutually bind and benefit you and each of the undersigned, any of the undersigned's heirs, successors and assigns and any of your successors. You will not assign any of your rights or obligations under this letter agreement other than to one of your wholly owned subsidiaries. Each of the undersigned agrees that in light of the inadequacy of damages as a remedy, specific performance will be available to you, in addition to any other remedies you may have for any breach of this letter agreement.

          9. Nature of Holdings; Securities. All references herein to each of the undersigned's holdings of the Securities are deemed to include Securities held or controlled by any of the undersigned individually, jointly (as community property or otherwise), in trust, by or through partnerships or other entities or in any other capacity, and will extend to any securities, cash or other property issued to any of the undersigned by the Company in respect of the Securities prior to the Effective Time.

          10. Termination. If the Agreement terminates in accordance with its terms other than because of any securityholder's default, misrepresentation or breach under this letter agreement, this letter agreement will also terminate. Nothing in this Paragraph 10 shall affect the period of time during which by their terms Paragraphs 2 and 4 of this letter agreement remain in effect.

          11. Counterparts. This letter agreement may be executed in two or more counterparts, each of which shall be considered an original, but all of which together shall constitute one and the same instrument.

                                     Very truly yours,


                                     -------------------------
                                     [NAME OF SECURITYHOLDER]


ACCEPTED:                            AGREED TO AND ACKNOWLEDGED:

McLEOD, INC.                         TELECOM*USA PUBLISHING GROUP, INC.

By                                   By:
   -----------------------              -----------------------

Name:                                Name:
     --------------------                 --------------------

Title                                Title:
      ---------------------                ---------------------


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                         SCHEDULE 1 TO LETTER AGREEMENT
                             DATED AUGUST 15, 1996

                        OWNERSHIP OF COMPANY SECURITIES
                               BY SECURITYHOLDERS